As filed with the Securities and Exchange Commission on July 26, 2001

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-0709342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 West International Speedway Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Offices)

1996 Long-Term Stock Incentive Plan
(Full title of the Plan)

W. Garrett Crotty Vice President and General Counsel 1801 West International Speedway Boulevard Daytona Beach, Florida 32114

(Name and address of agent for service)

(386) 254-2700

(Telephone number, including area code, of agent for service)

Copies of all Communications To:
Andrew E. Balog, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida  33131
(305) 579-0500
___________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $.01 par value per share	1,000,000 shares	$42.15	$42,150,000	$11,128

(1)     Together with an indeterminable number of additional shares which may be issued pursuant to the 1996 Long-Term Stock Incentive Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2)     Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported on The Nasdaq National Market  on July 24, 2001.

                                                                                                                                                                                                                                                 PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S‑8 will be sent or given to participants in the International Speedway Corporation 1996 Long-Term Stock Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                                                                                                                                                                                                                                PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by International Speedway Corporation (the “Registrant”) with the Commission are hereby incorporated herein by reference:

(a)                 The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2000;

(b)                 The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2001 and May 31, 2001;

(c)                 The Registrant’s Schedule 14C Information Statement relating to its 2001 annual meeting of shareholders filed March 7, 2001;

(d)                 The Registrant’s Current Report on Form 8-K filed July 10, 2001;

(e)                 The Registrant’s Current Report on Form 8-K filed April 5, 2001; and

(f)                  The description of the Registrant’s Class A Common Stock contained in its Registration Statement on Form 8‑A filed October 29, 1996, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses to any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:  (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, relating to a director’s liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Registrant’s  Amended and Restated Articles of Incorporation, as amended, provide that the Registrant shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence from time to time.

The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated July 26, 1999)
4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 26, 1999)
4.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 1998)
*4.4	1996 Long-Term Stock Incentive Plan of the Registrant
*5.1	Opinion of Greenberg Traurig, P.A.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereof).
*24.1	Power of Attorney (included in the signature page hereto).

* Filed with this Registration Statement.

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on the 25th day of July, 2001.

INTERNATIONAL SPEEDWAY CORPORATION

By:  /s/ JAMES C. FRANCE
James C. France
President and Chief Operating Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby authorizes W. Garrett Crotty and Glenn R. Padgett, and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate, and the Registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WILLIAM C. FRANCE William C. France	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	July 25, 2001
/s/ ROGER S. PENSKE Roger S. Penske	Vice Chairman of the Board	July 25, 2001
/s/ SUSAN G. SCHANDEL Susan G. Schandel	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 25, 2001
/s/ DANIEL W. HOUSER Daniel W. Houser	Controller (Principal Accounting Officer)	July 25, 2001
/s/ JAMES C. FRANCE James C. France	President, Chief Operating Officer and Director	July 25, 2001
/s/ LESA D. KENNEDY Lesa D. Kennedy.	Executive Vice President and Director	July 25, 2001
/s/ H. LEE COMBS H. Lee Combs	Senior Vice President -Corporate Development and Director	July 25, 2001
/s/ GREGORY W. PENSKE Gregory W. Penske	Senior Vice President – Western Operations and Director	July 25, 2001
/s/ J. HYATT BROWN J. Hyatt Brown	Director	July 25, 2001
/s/ JOHN R. COOPER John R. Cooper	Director	July 25, 2001
/s/ WALTER P. CZARNECKI Walter P. Czarnecki	Director	July 25, 2001
/s/ ROBERT R. DYSON Robert R. Dyson	Director	July 25, 2001
/s/ BRIAN Z. FRANCE Brian Z. France	Director	July 25, 2001
/s/ CHRISTY F. HARRIS Christy F. Harris	Director	July 25, 2001
/s/ RAYMOND K. MASON, JR. Raymond K. Mason, Jr.	Director	July 25, 2001
/s/ EDWARD H. RENSI Edward H. Rensi	Director	July 25, 2001
/s/ LLOYD E. REUSS Lloyd E. Reuss	Director	July 25, 2001
/s/ CHAPMAN J. ROOT Chapman J. Root	Director	July 25, 2001
/s/ THOMAS W. STAED Thomas W. Staed	Director	July 25, 2001

Exhibit Index

Exhibit No.	Description
4.4	International Speedway Corporation 1996 Long-Term Stock Incentive Plan
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereof)
24.1	Power of Attorney (included in the signature page hereto)

Exhibit 4.4

International Speedway Corporation
1996 Long-Term Stock Incentive Plan

1.       Definitions: As used herein, the following definitions shall apply:

a.       "Board of Directors" shall mean the Board of Directors of the Corporation.

b.       "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

c.       "Common Stock" shall mean Class A Common Stock of the Corporation.

d.       "Corporation" shall mean International Speedway Corporation, a Florida corporation, or any successor thereof.

e.       "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a key employee, consultant or advisor in a manner consistent with the treatment afforded other key employees, consultants or advisors with respect to the Plan.

f.        "Fair Market Value" shall mean (a) the closing price of a share of the Corporation's Common Stock on the principal exchange on which shares of the Corporation's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding day during which a sale occurred; (b) if such Stock is not traded on an exchange, but is quoted on NASDAQ or a successor quotation system, (i) the last sales price (if the Stock is then listed on the NASDAQ National Market) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (c) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee.

g.       "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code; provided, however, that Incentive Options may only be granted to persons who are employees of the Corporation or of a subsidiary corporation in which the Corporation owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock of the subsidiary corporation.  The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

h.       "Plan Administrator" shall mean the Committee.

i.         "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code.  The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

j.         "Participant" shall mean any individual designated by the Committee under Section 6 for participation in the Plan.

k.       "Plan" shall mean this International Speedway Corporation 1996 Long-Term Stock Incentive Plan.

l.         “Restricted stock award” shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Committee, as provided in Section 18.

m.     "Stock appreciation right" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Section 12.

n.       "Subsidiary" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

2.       Purpose of Plan: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), consultants and advisors of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, consultants and advisors with the interests of the shareholders of the Corporation, by focusing on long-term goals and creation of increases in shareholder value, and to facilitate attracting and retaining key employees, consultants and advisors of exceptional ability by providing significant opportunities for capital accumulation.

3.       Administration: The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock.  Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration.  Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive.  A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4.       Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

5.       Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 1,000,000 shares in the aggregate of Common Stock of the Corporation.  The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan.  If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

Notwithstanding any other provision in this Plan, no employee, consultant or advisor of the Corporation or a Subsidiary may receive options, stock appreciation rights, restricted stock or any combination thereof for more than 200,000 shares of Common Stock of the Corporation over the term of the Plan, as provided in Section 25.  For purposes of this 200,000 share per-person limitation, there shall be taken into account all shares covered by stock options and stock appreciation rights granted, and all restricted shares awarded, to an employee regardless of whether such stock options or stock appreciation rights expire or terminate without being fully exercised or whether such restricted shares are forfeited back to the Corporation.

The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares remaining available under the Plan and the 200,000 share per-person limitation shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

6.       Participants:  The Committee shall determine and designate from time to time, in its Discretion, those key employees, consultants or advisors of the Corporation or any Subsidiary to receive stock options, stock appreciation rights, or restricted stock who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are key employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation.  For the purposes of the Plan, key employees shall include officers and directors who are also key employees of the Corporation or any Subsidiary.

7.       Written Agreement:  Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Committee.  Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.  The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8.       Allotment of Shares: The Committee shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate Fair Market Value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $ 100,000.

9.       Stock Options:  Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof.  Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

10.   Stock Option Price:  Subject to the rules set forth in this Section 10, at the time any stock option is granted, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased.  With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the Fair Market Value of the stock on the date such option is granted.  With respect to a Nonqualified Option, the option price shall not be less than 50% of the Fair Market Value of the stock on the date upon which such option is granted.  The option price shall be subject to adjustment in accordance with the provisions of Section 5 of the Plan.

11.   Payment of Stock Option Price:  To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation in a form acceptable to the Committee, shall be made by the Participant for all shares so purchased.  Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price.  In the Discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a Fair Market Value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option.  Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion.  No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as may be provided in Section 5.

12.   Stock Appreciation Rights:  Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan.  A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised.  Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised.  A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

a.       the stock appreciation right will expire no later than the Incentive Option;

b.       the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the Fair Market Value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

c.       the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

d.       the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

e.       the stock appreciation right may be exercised only when the Fair Market Value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate Fair Market Value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate Fair Market Value of such number of shares at the time the stock appreciation right was granted.  This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash or in shares of Common Stock of the Corporation or any combination thereof.

13.   Granting and Exercising of Stock Options and Stock Appreciation Rights: Subject to the provisions of this Section 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto.  Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of rules adopted pursuant to the provisions of Section 16 of the Exchange Act.  In addition, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Section 11 or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares.  Except as provided in Section 17, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised.  A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

The Committee in its Discretion may by giving written notice ("Cancellation Notice") cancel, effective upon the date of any corporate transaction described in Section 22 hereof, any stock option or stock appreciation right that remains unexercised on such date.  The Cancellation Notice shall be given a reasonable period of time prior to the proposed date of cancellation and may be given either before or after shareholder approval of such corporate transaction.

14.   Non-transferability of Stock Options and Stock Appreciation Rights:  No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant.

15.   Term of Stock Options and Stock Appreciation Rights:  If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the  Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

16.   Continuation of Employment:  The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

17.   Termination of Employment:  If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights.  In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Committee in its Discretion determines otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination.  The period of time, if any, a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment or consultancy shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Committee in its Discretion.

18.   Restricted Stock Awards:  Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants.  All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

a.       At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months and no greater than five years.  Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

b.       Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares.  Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

c.       If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates for any reason (voluntary or involuntary, and with or without cause) other than by death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Section 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation.  In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, however, the Committee may, in its Discretion, release some or all of the shares from the restrictions.

d.       If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates by reason of death or permanent disability, the restrictions imposed by Section 18(b) shall lapse upon the expiration of a ten day period following the death or determination of permanent disability of a participant with respect to shares then subject to such restrictions, unless otherwise determined by the Committee prior to the expiration of the ten day period.

e.       Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant.  Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

f.        At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired.  If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without any legend which is no longer applicable.

g.        In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

19.   Investment Purpose:  If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption.  The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

20.   Corporation's Right of First Refusal.  A Participant cannot make a valid transfer (as hereinafter defined) of any shares of Common Stock acquired pursuant to this Plan (whether by reason of the of the exercise of stock options or stock appreciation rights or the award of restricted stock) the other restrictions upon which have lapsed, or any interest in such shares, unless such transfer is made in compliance with the following provisions:

a.       Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Corporation of the desire to sell the shares.  The date such notice is mailed shall be hereinafter referred to as the "Notice Date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

b.       For a period of ten (10) business days after the Notice Date, the Corporation shall have the option to purchase all (but not less than all) of the Offered Shares at their Fair Market Value in accordance with the terms set forth in this Section 20.  This right shall be exercisable by the Corporation by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of such ten (10) business day period.

c.       As used in this Section 20, the term "transfer" means any sale, encumbrance, pledge, or other form of disposition or transfer of shares of the Corporation's Stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

d.       Certificates of Stock evidencing shares of Stock shall bear an appropriate legend referring to the transfer restrictions imposed by this Section 20.

21.   No Rights to Continued Employment:  Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

22.   No Bar to Corporate Restructuring.  The existence of this Plan or outstanding awards under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

23.   Withholding Payments:  If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding.  The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Committee may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act, to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.  The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

24.   Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors.  Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan.  No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

25.   Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation.  Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter.  The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time.

26.   Capital Readjustments/Share Allocation Modifications.  The shares included in Participant awards granted under this Plan are shares of the Stock as constituted on the Effective Date of this Plan, but if, and whenever, after such Effective Date and prior to the earlier of the last day of the Term of this Plan or the delivery by the Corporation of all of the shares of Stock included in Participant awards, the Corporation shall effect:

a.       A change in the par value of its Stock;

b.       A change in the number of shares of Stock having par value into the same or a different number of shares without par value;

c.       A subdivision or consolidation of shares;

d.       Any other capital readjustment;

e.       The payment of a Stock dividend; or

f.        Any other increase or reduction of the number of shares of Stock outstanding; without the receipt of consideration by the Corporation, then

(1)    The Plan Administrator shall make concomitant adjustments in the maximum outstanding Participant awards specified in Section 5 as appropriate; and

(2)    In the event of no change in the number of shares outstanding in connection with a change in par value of the Stock or a change from par value to no par value, the shares resulting from any such change shall be deemed to be Stock under this Plan.

27.   Mergers and Consolidations.  In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation (in a situation not covered under Section 5) or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction," and the Corporation (in the case of the recapitalization of the Common Stock) or such other corporation or entity (in the case of a merger, consolidation or such sale) being herein called the "Acquiring Corporation"), then as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that each Participant shall be entitled to receive, in lieu of the Shares which were awarded to such Participant and are still subject to the restrictions contained in Section 3.5 of this Plan on or prior to the consummation of the Transaction, the securities or other property to which each such Participant would have been entitled upon consummation of the Transaction if such Participant had been able to tender or otherwise transfer his or her shares without restriction.  Any such securities or other property received as contemplated by this Section 27 shall be held by the Corporation or its successor (or an agent designated by the Corporation or such successor) until the restrictions as set forth in this Plan shall have lapsed.

28.   Legal Impediments to Implementation.  Anything in this Plan to the contrary notwithstanding, if at any time specified herein for the award or delivery of restricted shares to Participants, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Corporation or the Participant to take any action or refrain from action in connection therewith, then the award or delivery of such shares shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

29.   Non-Transferability/Designation of Beneficiary.

a.       Except as provided in subparagraph b, a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber an award to which he or she is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

b.       Notwithstanding anything in subparagraph a to the contrary, a Participant must designate a person or persons to receive, in the event of his death, any right to which he would be entitled under the Plan.  Such designation shall be made in writing, and filed with the Corporation.  A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Corporation.  If a Participant fails to designate a beneficiary, then his or her estate shall be deemed to be his beneficiary.

30.   Awards Unfunded.  The awards provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation.  No trust or other funding device providing for the identification or segregation of assets to fund Plan awards has been established, nor is it the Corporation's intention to do so.  Each Participant shall be a general and unsecured creditor of the Corporation with respect to any interest he or she may have under this Plan, provided that awards of Stock with respect to which certificates have been issued pursuant to this Plan shall be deemed the property of the Participant in whose name they are issued subject to the ownership and transfer restrictions described elsewhere.  With respect to such Stock the Corporation shall be deemed a custodian.

31.   Taxation of Awards.  Awards under this Plan will be compensation subject to federal and state taxes.

32.   Retirement Plans and Welfare Benefit Plans.  Except as otherwise specified in this Plan and the plan in question, awards will not be included as "compensation" for purposes of the Corporation's retirement plans (both qualified and non-qualified) or welfare benefit plans.

33.   Governing Law.  The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Florida and, where applicable, federal law.

34.    Severability.  If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

35.   Headings.  Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan.

Exhibit 5.1

July 25, 2001

International Speedway Corporation

1801 West International Speedway Boulevard

Daytona Beach, Florida  32114

Re:  Offering of Shares Pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to International Speedway Corporation, a Florida corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof  (the “Registration Statement”)  relating to the registration of 1,000,000 shares of the Company’s Class A Common Stock, $.01 par value per share (the “Shares”),  reserved for issuance from time to time under the Company’s 1996 Long-Term Stock Incentive Plan (the “Plan”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation, as amended,  and Amended and Restated By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan,  legally issued,  fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

GREENBERG TRAURIG, P.A.

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

International Speedway Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the International Speedway Corporation 1996 Long-Term Stock Incentive Plan of our report dated January 12, 2001 with respect to the consolidated financial statements and schedule of International Speedway Corporation included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2000,  filed with the Securities and Exchange Commission.

Ernst & Young LLP

Jacksonville, Florida

July 25, 2001